Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-185845 on Form S-8 pertaining to the EQT Corporation Employee Savings Plan of our report dated June 19, 2013, with respect to the financial statements and schedule of the EQT Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 19, 2013

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